                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 8, 2000



                       Leap Wireless International, Inc.
             (Exact name of registrant as specified in its charter)




          Delaware                         0-29752                            33-0811062
(State or Other Jurisdiction       (Commission File Number)      (I.R.S. Employer Identification No.)
      of Incorporation)

10307 Pacific Center Court, San Diego, California                               92121
     (Address of Principal Executive Offices)                                 (Zip Code)

      Registrant's telephone number, including area code:  (858) 882-6000
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     This Current Report on Form 8-K is filed by Leap Wireless International,
Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

Item 5.  Other Events.

     On September 8, 2000, the Company filed a universal shelf registration statement on Form S-3, File Number 333-45388 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to which the Company may offer and sell from time to time in one or more classes or series and in amounts, at prices and on terms that the Company will determine at the time of offering, with an aggregate initial offering price of up to $1,000,000,000: (i) debt securities, which may consist of debentures, notes or other types of debt, (ii) shares of preferred stock, (iii) shares of preferred stock represented by depositary shares, (iv) shares of common stock, (v) warrants to purchase debt securities, preferred stock, depositary shares or common stock, (vi) rights to purchase shares of common stock and (vii) units consisting of two or more of the foregoing.

     The Company will sell these securities directly to its stockholders or to purchasers or through agents on its behalf or through underwriters or dealers as designated from time to time.

     The Company intends to use the net proceeds from the sale of the securities under the Registration Statement for general corporate purposes, including acquisitions, capital expenditures and working capital. The Company expects to use the majority of the proceeds from offerings under the registration statement to finance future acquisitions of wireless operating licenses, including those that the Federal Communications Commission plans to auction, acquisitions of wireless operating systems and complementary businesses and costs related to building out wireless markets.

     A general description of the securities the Company may offer is set forth in the Registration Statement. Each time the Company offers to sell securities under the Registration Statement, it will describe the specific terms of that offering in a prospectus supplement which will be filed with the SEC.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2000                  LEAP WIRELESS INTERNATIONAL, INC.



                                      By: /s/ JAMES E. HOFFMANN
                                          ---------------------------------
                                          James E. Hoffmann
                                          Senior Vice President, General Counsel
                                          and Secretary


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